EXHIBIT 99.1






Contact:  Bill Lackey                           FOR IMMEDIATE RELEASE
          Director, Investor Relations          Moved On PR Newswire
          Computer Sciences Corporation         September 20, 1999
          310.615.1700
          blackey3@csc.com

          Frank Pollare
          Director, Public Information
          Computer Sciences Corporation
          310.615.1601
          fpollare@csc.com

          Pat L. Hattox
          Corporate Vice President, Investor Relations
          Nichols Research Corporation
          256.885.7447
          hattoxp@nichols.com


                     NICHOLS RESEARCH TO MERGE INTO CSC

      Synergies In The U.S. Federal, Healthcare And Commercial Markets
                             To Be Realized

     EL SEGUNDO, CA and HUNTSVILLE, AL, Sept. 20 -- Computer Sciences Corporation (NYSE: CSC) and Nichols Research Corporation (NASDAQ: NRES) today announced that they have signed a definitive agreement for Nichols to merge into CSC in a stock-for-stock transaction accounted for as a pooling of interests.

     The merger with Nichols, a leading information technology (I/T) services company, enhances CSC's position in the U.S. federal, healthcare and commercial markets.

     Each share of Nichols will be converted into .423 shares of CSC. As described below, this exchange ratio is subject to adjustment based upon the average closing price of CSC stock during a specified period prior to the consummation of the transaction. At an exchange ratio of .423, the stockholders of Nichols will receive approximately 6,080,000 shares of CSC, which had a value of $391 million based on CSC's closing

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Computer Sciences Corporation - page 2                    September 20, 1999


price on September 17, 1999. CSC will also assume all of Nichols' outstanding stock options at the same exchange ratio. The merger is expected to be tax-free to Nichols stockholders.

     The transaction, which has been unanimously approved by the boards of directors of both companies, requires approval by the shareholders of Nichols, as well as customary regulatory approvals.

     At an exchange ratio of .423, the transaction, before synergies and special merger-related charges, is expected to be accretive to CSC's earnings per share for the fiscal year ending March 31, 2000. CSC expects to realize the benefit of the synergies in the following fiscal year.

     Nichols, which has approximately 3,000 employees in 30 U.S. locations, reported revenues of $455 million for the 12 months ended May 31, 1999.

     "Nichols Research complements three of our key business sectors," said Van B. Honeycutt, CSC chairman, president and CEO. "Their services are well respected in the U.S. federal defense and intelligence areas as well as within other U.S. civil agencies. In addition, their technology offerings for the healthcare market expand and complement our Healthcare Group, while in the commercial consulting area, Nichols' professional staff will augment our capabilities to develop enterprise-wide solutions for corporate clients."

     "Joining CSC benefits our clients, employees and shareholders alike," said Chris Horgen, chairman and CEO of Nichols. "The combination provides us the resources to offer an even higher level of quality services for our clients, while giving our employees broader opportunities to enrich their professional growth. It also gives our shareholders an outstanding return on their Nichols investment."


Complementary Capabilities in Key CSC Markets

     In the U.S. federal market, which accounts for approximately 80 percent of Nichols' revenues, the company provides the U.S. Army, Air Force, Navy and

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Computer Sciences Corporation - page 3                    September 20, 1999


intelligence agencies with extensive systems engineering, information technology and technical assistance for aviation, missile and space defense systems. In addition, Nichols and CSC have substantial intelligence activities in the Washington, D.C. area. The combination of the two firms will result in a large pool of highly qualified individuals with high-level security clearances. Nichols has a total U.S. federal contract backlog of over $1.2 billion.

     Nichols is a leading provider of defense technology services for the Huntsville- based Redstone Arsenal, which is home to several major U.S. Army organizations. Redstone has an aggregate annual budget authorization exceeding $15 billion, one of the largest in the U.S. government.

     CSC already employs more than 2,300 I/T professionals in the Huntsville region supporting government and commercial customers, while Nichols has over 1,600 professional staff in the region.

     "The combined resources will provide us with a powerful workforce in the region with the depth and breadth to support current and future client requirements, particularly as the U. S. government considers additional investments in our missile defense systems," Honeycutt said. "The rate of I/T spending in the intelligence sector and in some pockets of the defense area continues to grow and offer good margins. Nichols' systems engineering capabilities complement and expand our existing Department of Defense business and enhance our competitiveness in the aviation, missile and space defense areas of the federal market.

     "We also expect Huntsville to be one of the first Army organizations to outsource its I/T infrastructure, and the combination of CSC and Nichols will place us in a strong position to capture this work."
In the healthcare market, which accounts for approximately 10 percent of Nichols' revenues, the combination of the companies' expertise will enhance CSC's strong position in the claims processing and applications outsourcing areas. Nichols uses

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Computer Sciences Corporation - page 4                    September 20, 1999


a software platform for claims processing delivered through an Internet-based network while CSC has been offering solutions based on its Power MHS mid-range platform.

     "The addition of Nichols' healthcare capabilities supports several of our growth strategies," Honeycutt explained. "First, it strengthens our offerings and positions CSC as one of the leading I/T service providers in the managed care market segment. Second, with these enhanced capabilities, we continue to capitalize on the growing trend for companies to outsource their business processes and applications software needs."

     Nichols supports a wide array of health insurance and provider organizations in the managed care and practice management segments of the healthcare market.

     Finally, in the commercial consulting and systems integration sector, approximately 220 Nichols professionals will join CSC and expand the company's expertise in developing and implementing enterprise-wide solutions for corporate and state government clients. These professionals are currently fully billable on existing long-term projects for a variety of commercial and state and local government clients. Nichols' commercial consulting activities represent approximately 10 percent of the company's revenues.

     "At a time when corporations and organizations are exploring ways to improve their front and back office functions to achieve strategic and operational objectives, adding highly qualified I/T professionals strengthens CSC's ability to develop effective solutions for our clients," Honeycutt said.

     The three Nichols units complement CSC's Federal Sector, Healthcare Group and Consulting Group.


Description of Merger Exchange Ratio Adjustment

     As described above, each share of Nichols will be converted into .423 shares of CSC. This exchange ratio is subject to adjustment based upon the average closing price of CSC stock on 15 randomly chosen days during the 20-trading day period ending four trading days prior to the meeting of Nichols' stockholders to vote on the merger. If this

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Computer Sciences Corporation - page 5                    September 20, 1999


average CSC stock price is greater than $72.81, the exchange ratio will be equal to $30.80 divided by such average price. If the average CSC stock price is between $59.57 and $52.96, the exchange ratio will be equal to $25.20 divided by such average price. If the average CSC stock price is less than $52.96, the exchange ratio will be .476 shares of CSC for each share of Nichols.


About CSC

     Computer Sciences Corporation helps clients in industry and government use information technology to achieve strategic and operational objectives. With 52,000 employees in more than 700 offices worldwide, the company tailors solutions from a broad suite of integrated service and technology offerings, including e-business strategies and technologies; management and I/T consulting; systems development and integration; application software; and I/T and business process outsourcing.

     Since its formation in 1959, CSC has been known for its flexibility in its relationships with clients. Through numerous agreements with hardware and software technology firms, the company is able to identify and manage solutions specifically tailored to each client's needs. CSC had revenues of $8 billion for the twelve months ended July 2, 1999. Its headquarters are in El Segundo, California. For more information, visit the company's web site at www.csc.com.

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The description of the transaction in this press release is necessarily incomplete. For a complete description, please refer to the Agreement and Plan of Merger, which will be attached as an exhibit to the Current Report on Form 8-K to be filed with the Securities and Exchange Commission today.

All statements in this press release that do not directly and exclusively relate to historical facts constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the intentions, plans, expectations and beliefs of CSC and Nichols, and are subject to risks, uncertainties and other factors, many of which are outside their control. These factors could cause actual results to differ materially from such forward-looking statements. For a description of these factors, see the section titled "Management's Discussion and Analysis of Financial Conditions and Results of Operations" in CSC's Annual Report on Form 10-K for the fiscal year ended April 2, 1999 and in Nichols' Annual Report on Form 10-K for the fiscal year ended August 31, 1998.


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